CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer Corporate Bond Fund:

We consent to the use in this Registration Statement of Oppenheimer Corporate Bond Fund, of our report dated July 23, 2010, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information.

                       /s/ KPMG LLP

Denver, Colorado

July 23, 2010